AFA Asset Based Lending Fund – N-CSR

Ex-99.906.CERT

AFA Asset Based Lending Fund

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Marco Hanig, Principal Executive Officer of the AFA Asset Based Lending Fund, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended April 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	July 9, 2025

By	/s/ Marco Hanig
Title	Marco Hanig, Principal Executive Officer

I, Rafi Labourdette, Principal Financial Officer of the AFA Asset Based Lending Fund, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended April 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	July 9, 2025

By	/s/ Rafi Labourdette
Title	Rafi Labourdette, Principal Financial Officer

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission. A signed original of this written statement required by Section 906 has been provided to the AFA Asset Based Lending Fund and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.